SUB-ITEM 77C

The shareholders of the MFS High Income Series (the "High Income Series"), a series of MFS Variable Insurance Trust (the "Trust"), held a special meeting of shareholders on August 8, 2013. Shareholders represented in person or by proxy voted as follows:

Proposal 1: To consider and act upon a proposal to approve an Agreement and Plan of Reorganization by and between the Trust, on behalf of the High Income Series, and MFS Variable Insurance Trust II, a Massachusetts business trust, on behalf of MFS High Yield Portfolio (the "High Yield Portfolio"), providing for the transfer of assets to and the assumption of liabilities of the High Income Series by the High Yield Portfolio in exchange solely for shares of beneficial interest of the High Yield Portfolio, and the distribution of High Yield Portfolio shares to the shareholders of the High Income Series in complete liquidation and termination of the High Income Series.


--------------------------------------------------------------------------
|           |Dollars Voted |% of Outstanding Dollars|% of Dollars Present|
--------------------------------------------------------------------------
|Affirmative|269,881,081.91|                 89.552%|             89.885%|
--------------------------------------------------------------------------
|Against    |  6,257,031.58|                  2.076%|              2.084%|
--------------------------------------------------------------------------
|Abstain    | 24,114,049.75|                  8.001%|              8.031%|
--------------------------------------------------------------------------
|TOTAL      |300,252,163.24|                 99.629%|            100.000%|
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
                              SUB-ITEM 77C (CONT.)

The shareholders of the MFS Strategic Income Series (the "Strategic Income Series"), a series of MFS Variable Insurance Trust (the "Trust"), held a special meeting of shareholders on August 8, 2013. Shareholders represented in person or by proxy voted as follows:

Proposal 1: To consider and act upon a proposal to approve an Agreement and Plan of Reorganization by and between the Trust, on behalf of the Strategic Income Series, and MFS Variable Insurance Trust II, a Massachusetts business trust, on behalf of MFS Strategic Income Portfolio (the "Strategic Income Portfolio"), providing for the transfer of assets to and the assumption of liabilities of the Strategic Income Series by the Strategic Income Portfolio in exchange solely for shares of beneficial interest of the Strategic Income Portfolio, and the distribution of Strategic Income Portfolio shares to the shareholders of the Strategic Income Series in complete liquidation and termination of the Strategic Income Series.


-------------------------------------------------------------------------
|           |Dollars Voted|% of Outstanding Dollars|% of Dollars Present|
-------------------------------------------------------------------------
|Affirmative|26,243,235.51|                 85.605%|             88.586%|
-------------------------------------------------------------------------
|Against    |   602,019.27|                  1.964%|              2.032%|
-------------------------------------------------------------------------
|Abstain    | 2,779,276.98|                  9.066%|              9.382%|
-------------------------------------------------------------------------
|TOTAL      |29,624,531.76|                 96.635%|            100.000%|
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